Exhibit 10.29

AMENDMENT TO VAR AGREEMENT BETWEEN

QUADRAMED AFFINITY CORPORATION

AND INTERSYSTEMS CORPORATION

THIS AMENDMENT is entered into as of the 25th day of July    , 2002 between QuadraMed Affinity Corporation (formerly The Compucare Company), located at 12110 Sunset Hills Road, Reston, Virginia 20190 (“VAR”) and InterSystems Corporation, located at One Memorial Drive, Cambridge, Massachusetts 02142 (“InterSystems”).

WHEREAS, VAR and InterSystems are parties (“Parties”) to an agreement dated June 26, 1989, as amended (“Agreement”);

WHEREAS, VAR and St. Vincent Hospital (“St. Vincent”), located at 455 St. Michaels Drive, Santa Fe, New Mexico 87504, have negotiated an agreement whereby QuadraMed will provide a turnkey hospital information system for St. Vincent, and under which St. Vincent will license InterSystems Cache Platform-Independent Multi-Server-Elite software (“Hospital Contract”).

WHEREAS, VAR and InterSystems wish to amend their existing Agreement to incorporate terms and conditions from the Hospital Contract which shall apply only to this agreement with St. Vincent;

NOW THEREFORE, the Parties, intending to be legally bound, hereby agree to the following:

1.	The Parties’ respective additional rights and obligations under this Amendment shall be determined by the following Sections of the attached Hospital Contract, which is incorporated herein by reference as Exhibit A hereto, except that every reference to “Compucare” in the following Sections of the Hospital Contract shall be replaced with “InterSystems” and every reference to “Customer” shall be replaced with “VAR, on behalf of St. Vincent”; provided, however, such additional rights and obligations to the extent indicated in the following Sections of the attached shall only apply to the InterSystems Cache Platform-Independent Multi Server Elite software (“InterSystems Software”):

Article 1, Section 1.6 (a), (b), (c), (d), (g), and (j);

Article 4; and

Exhibit 10

2.	The Parties further agree that the additions and exceptions outlined below will apply to the following Sections of the Hospital Contract contained in Paragraph 1 above:

Article 1, Section 1.6 (a)(ii):	This warranty shall not apply to InterSystems if either VAR or St. Vincent cause the failure of the InterSystems Software to perform as warranted due to any of the conditions set for therein;
Article 1, Section 1.6(c)	This warranty shall not apply to InterSystems if either VAR or St. Vincent cause the failure of the InterSystems Software to perform as warranted due to any of the conditions set forth therein;

Article 1, Section 1.6(d)	This warranty shall not apply to InterSystems if either VAR or St. Vincent cause the failure of the InterSystems Software to perform as warranted due to any of the conditions set forth therein, and sub-section (ii) shall not apply to InterSystems;
Article 1, Section 1.6(g)	In line two, add “known” before viruses;
Article 1, Section 1.6(j)	This Section shall only apply to InterSystems Software;
Article 4, Section 4.1(a)	Reference to “Affinity Customer Support Manual” is replaced by “relevant documentation.”
Article 4, Section 4.1(d)	The operating system software must be on the list of supported platforms published by InterSystems;
Article 4, Section 4.2(c)	InterSystems shall invoice VAR based on standard list pricing less applicable volume discount;
Article 4, Section 4.3(d)	Specific reference to “Customer” shall not be replaced with “VAR’;
Article 4, Section 4.4(a)	Supplemental Services offered by InterSystems are as set forth in its Price List; and
Article 4, Section 4.5	InterSystems shall comply on a timely basis with known governmental regulatory requirements.

3.	If St. Vincent does not execute the Hospital Contract, this Amendment shall be null and void.

4.	All other terms and conditions shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first indicated above.

QUADRAMED AFFINITY CORPORATION		INTERSYSTEMS CORPORATION

BY:	/s/ Robert Muszynski	BY:	/s/ Howard Birloff
Robert Muszynski		Name:	Howard Birloff
Director of Contract Administration		Title:	Manager of Contracts
Date:	10/29/02	Date:	July 25, 2002